Verano Holdings Corp. Subsidiaries and Controlled Companies as of December 31, 2022

Entity Name	Jurisdiction	Doing Business As (if applicable)	Percentage Interest
102 Chester, LLC	Pennsylvania	N/A	100%
1090 Longwood, LLC	Florida	N/A	100%
11340 Fort Myers, LLC	Florida	N/A	100%
1200 Sharon, LLC	Massachusetts	N/A	100%
12395 North Miami, LLC	Florida	N/A	100%
130 Monroeville, LLC	Pennsylvania	N/A	100%
1325 Coolidge, LLC	Arizona	N/A	100%
1387 & 1391 Meriden, LLC	Connecticut	N/A	100%
16 Magothy Road Beach, LLC	Maryland	N/A	100%
1728 & 52 Old York Road, LLC	Pennsylvania	N/A	100%
1851 Canton, LLC	Ohio	N/A	100%
2000-2015 W. 3rd Street, LLC	Arizona	N/A	100%
2030 Highland Park, LLC	Delaware	N/A	100%
22627 Port Charlotte, LLC	Florida	N/A	100%
257 Wynnewood, LLC	Pennsylvania	N/A	100%
270 Cranberry, LLC	Pennsylvania	N/A	100%
2900 Lone Mountain, LLC	Nevada	N/A	100%
42 Capital Management, LLC	Illinois	N/A	100%
420 Capital Management, LLC	Illinois	Zen Leaf Rogers Park; Zen Leaf Lombard	100%
4444 W. Craig Road, LLC	Nevada	N/A	100%
4450 New Haven, LLC	Florida	N/A	100%
4674 JAX, LLC	Florida	N/A	100%
5335 Las Vegas, LLC	Nevada	N/A	100%
5409 S. Power Road, LLC	Arizona	N/A	100%
6944 Apollo Beach, LLC	Florida	N/A	100%
7220 Palatka, LLC	Florida	N/A	100%
7221 Jessup, LLC	Maryland	N/A	100%
783 Butterfield Road, LLC	Illinois	N/A	100%
799 Washington, LLC	Pennsylvania	N/A	100%
A&T SPV II LLC	Texas	N/A	100%
AGG Wellness, LLC	Maryland	Zen Leaf Towson	100%
AGOZ Redevelopment, LP	Pennsylvania	N/A	100%
Agri-Kind, LLC	Pennsylvania	N/A	100%
Agronomed Biologics Holdings Inc.	Pennsylvania	N/A	100%
Agronomed Biologics LLC	Pennsylvania	Zen Leaf Chester; Zen Leaf West Chester; Zen Leaf Pittsburgh – Robinson; Zen Leaf Pittsburgh – McKnight; Zen Leaf New Kensington	100%
Agronomed Holdings, Inc.	Pennsylvania	N/A	100%
Agronomed IP LLC	Pennsylvania	N/A	15%

Albion MM, LLC	Illinois	N/A	100%
Ataraxia, LLC	Illinois	N/A	100%
AZGM 3, LLC	Arizona	Zen Leaf Chandler	100%
Branchburg Rte. 22, LLC	New Jersey	N/A	100%
Caring Nature EJV1, LLC	Delaware	N/A	50%
Caring Nature EJV2, LLC	Delaware	N/A	50%
Caring Nature, LLC	Connecticut	Caring Nature Dispensary	100%
Cave Creek RE, LLC	Arizona	N/A	100%
ChiVegas Real Estate, LLC	Nevada	N/A	100%
Connecticut Pharmaceutical Solutions, LLC	Connecticut	N/A	100%
CTPharma Newington, LLC	Delaware	N/A	50%
CTPharma Norwich, LLC	Delaware	N/A	50%
CTPharma Real Estate Inc.	Connecticut	N/A	100%
CTPharma Research Solutions, LLC	Delaware	N/A	10%
Cultivation Real Estate Holdings, LLC	Delaware	N/A	100%
Custom Strains, LLC	Illinois	N/A	100%
DGV Group, LLC	Delaware	N/A	62.50%
Elevele LLC	Illinois	Zen Leaf Highland Park; Zen Leaf Prospect Heights	100%
FGM Processing, LLC	Maryland	N/A	100%
Fort Consulting, LLC	Arizona	Zen Leaf Phoenix – N. Cave Creek	100%
Four Daughters Compassionate Care, Inc.	Massachusetts	Zen Leaf Sharon; Zen Leaf Plymouth	100%
Freestate Wellness, LLC	Maryland	Zen Leaf Elkridge	100%
Glass City Alternatives, LLC	Ohio	Zen Leaf Bowling Green	100%
Green RX, LLC	Ohio	Zen Leaf Cincinnati	100%
Healthway Services of West Illinois, LLC	Illinois	Zen Leaf St. Charles; Zen Leaf Naperville	100%
Local Dispensaries, LLC	Pennsylvania	Zen Leaf Harrisburg; Zen Leaf York; Zen Leaf Altoona	100%
Lone Mountain Partners, LLC	Nevada	Zen Leaf North Las Vegas; Zen Leaf Flamingo Road	100%
Mad River Remedies, LLC	Ohio	Zen Leaf Dayton	100%
MD MM Logistics, LLC	Maryland	N/A	100%
Mikran, LLC	Maryland	Zen Leaf Germantown	100%
MME Aurora Retail, LLC	Illinois	Zen Leaf Aurora	100%
MME Evanston Retail, LLC	Illinois	Zen Leaf Evanston	100%
Mother Grows Best, LLC	Ohio	N/A	100%
Mother Know's Best, LLC	Ohio	Zen Leaf Canton	100%
NatureX, LLC	Nevada	Zen Leaf Las Vegas	100%
NSE Pennsylvania LLC	Pennsylvania	Zen Leaf Philadelphia; Zen Leaf Wynnewood; Zen Leaf Clifton Heights	100%
NuTrae, LLC	Florida	N/A	100%

Nuuvn Holdings, LLC	Delaware	N/A	100%
NV MM Logistics, LLC	Nevada	N/A	100%
OH MM Logistics, LLC	Ohio	N/A	100%
Ohio Natural Treatment Solutions, LLC	Delaware	Zen Leaf Newark	100%
Patient Alternative Relief Center, LLC	Arizona	Zen Leaf Phoenix – University Dr.	100%
Perpetual Healthcare, LLC	Arizona	Zen Leaf Phoenix – W. Dunlap	100%
Plants of Ruskin, LLC	Florida
MÜV Apollo Beach; MÜV Auburndale; MÜV Bonita Springs; MÜV Boynton; MÜV Bradenton – 75th West; MÜV Bradenton – Heritage West; MÜV Brandon; MÜV Cape Coral; MÜV Clearwater – 19 North; MÜV Clearwater – Roosevelt; MÜV Deerfield Beach; MÜV Fort Myers; MÜV Fort Myers Beach; MÜV Fort Myers-Cypress; MÜV Gainesville; MÜV Hobe Sound; MÜV Hollywood; MÜV Jacksonville; MÜV Jacksonville Beach; MÜV Jacksonville – Skymarks; MÜV Key West; MÜV Lady Lake; MÜV Lakeland; MÜV Longwood; MÜV Lutz; MÜV Marco Island; MÜV Merrit Island; MÜV New Tampa; MÜV North Port; MÜV Ocala; MÜV Orange City; MÜV Orlando – Garland; MÜV Orland – Vineland; MÜV Ormond Beach; MÜV Palatka; MÜV Panama City Beach; MÜV Pensacola; MÜV Pinellas Park; MÜV Port Charlotte; MÜV Port Orange; MÜV Port St. Lucie; MÜV Sarasota; MÜV Sarasota-Main; MÜV Sebastian; MÜV Sebring; MÜV Shalimar; MÜV Spring Hill; MÜV St. Augustine; MÜV St. Petersburg; MÜV Stuart; MÜV Tallahassee; MÜV Tamarac; MÜV Tampa – Dale Mabry; MÜV Tampa-Himes; MÜV Tampa – West Kennedy; MÜV Titusville; MÜV Wellington; MÜV West Melbourne; MÜV West Palm Beach; MÜV Winter Haven
			100%
Prospect Heights RE, LLC	Illinois	N/A	100%
RedMed, LLC	Delaware	N/A	100%
Retail and Office Real Estate Holdings, LLC	Delaware	N/A	100%
RVC 360, LLC	Delaware	N/A	100%

SG1 LLC	Delaware	N/A	100%
TerraVida Holistic Centers LLC	Pennsylvania	Zen Leaf Sellersville; Zen Leaf Abington; Zen Leaf Malvern	100%
The Healing Center, LLC	Pennsylvania	Zen Leaf Cranberry; Zen Leaf Washington; Zen Leaf Monroeville	100%
The Herbal Care Center, Inc.	Illinois	Zen Leaf Pilsen; Zen Leaf West Loop	100%
The Medicine Room, LLC	Arizona	Zen Leaf Mesa	100%
Vehicle and Logistics Holdings, LLC	Delaware	N/A	100%
Vending Logistics, LLC	Arizona	Zen Leaf Gilbert	100%
Verano Alabama Holdings, LLC	Delaware	N/A	100%
Verano Alabama, LLC	Alabama	N/A	49%
Verano Arizona, LLC	Delaware	N/A	100%
Verano Connecticut, LLC	Delaware	N/A	100%
Verano El Dorado, LLC	Arkansas	N/A	100%
Verano Florida, LLC	Delaware	N/A	100%
Verano Four Daughters Holdings, LLC	Delaware	N/A	100%
Verano Holdings, LLC	Delaware	N/A	100%
Verano Holdings USA Corp.	Delaware	N/A	100%
Verano Illinois, LLC	Illinois	N/A	100%
Verano IP, LLC	Delaware	N/A	100%
Verano Michigan, LLC	Delaware	N/A	100%
Verano Nevada, LLC	Nevada	N/A	100%
Verano NJ Holdings, LLC	Delaware	N/A	100%
Verano NJ, LLC	New Jersey	Zen Leaf Elizabeth; Zen Leaf Neptune; Zen Leaf Lawrence	100%
Verano Ohio, LLC	Delaware	N/A	100%
Verano Pennsylvania, LLC	Delaware	N/A	100%
Verano Virginia, LLC	Delaware	N/A	100%
VZL Staffing Services, LLC	Illinois	N/A	100%
West Capital, LLC	Illinois	N/A	100%
Willow Brook Enfield, LLC	Delaware	N/A	50%
Willow Brook Stratford, LLC	Delaware	N/A	50%
Willow Brook Wellness, LLC	Connecticut	Willow Brook Wellness	100%
WSCC Property LLC	Nevada	N/A	100%
WSCC, Inc.	Nevada	Zen Leaf Reno; Zen Leaf Carson City	100%
Zen Leaf Retail, LLC	Maryland	N/A	100%
Zen Leaf Technologies, LLC	Delaware	N/A	100%
		N/A
ZenNorth, LLC	Delaware	N/A	100%
ZNN Holdings, LLC	Delaware	N/A	100%

Controlled Companies

Entity Name	Jurisdiction of Organization	Doing Business As (if applicable)
Buchanan Development, LLC	Michigan	Zen Leaf Buchanan
Maryland Natural Treatment Solutions, LLC	Maryland	Zen Leaf Pasadena
Natural Treatment Solutions, LLC	Maryland	N/A
Noah’s Ark, LLC	Arkansas	Zen Leaf El Dorado
Verano MI2, LLC	Michigan	N/A
Verano MO Holdings, LLC	Delaware	N/A
Verano MO, LLC	Missouri	N/A
Verano WV, LLC	West Virginia	Zen Leaf Oak Hill; Zen Leaf Clarksburg; Zen Leaf Dunbar; Zen Leaf Morgantown; Zen Leave Westover; Zen Leaf Wheeling; Zen Leaf Buckhannon
VMO Processing, LLC	Missouri	N/A
VMO Retail, LLC	Missouri	N/A